UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Nuveen New York AMT-Free Municipal Income Fund (NRK)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Nuveen New York AMT-Free Municipal Income Fund (NRK)

Important Information for Shareholders

The following updates and supplements certain information contained in the proxy statement (“Proxy Statement”) furnished to the shareholders of Nuveen New York AMT-Free Municipal Income Fund (“NRK” or the “Fund”) in connection with the solicitation by the Board of Trustees (the “Board”) of the Fund of proxies to be voted at the annual meeting of shareholders of the Fund to be held on Tuesday, August 5, 2014, and any adjournment(s), postponement(s) or delay(s) thereof (the “Annual Meeting”).

The following restates the information with respect to the number of Preferred Shares outstanding as of June 6, 2014, the Record Date, as set forth under the heading “Shares Outstanding” in the Proxy Statement.

Fund	Preferred Shares
NRK	iMTP, Series 2017: 15,800
VRDP, Series 1: 1,123
VRDP, Series 2: 1,648
VRDP, Series 3: 1,617
VRDP, Series 4: 500

THE FUND’S BOARD RECOMMENDS YOU VOTE “FOR” EACH PROPOSAL

Your vote is very important. We encourage you as a shareholder to participate in the Fund’s governance by returning your vote as soon as possible. If enough shareholders do not cast their votes, the Fund may not be able to hold its meeting or the vote on each issue, and additional solicitation costs may need to be incurred in order to obtain sufficient shareholder participation.

Please vote using one of the following options:

1.	VOTE ONLINE

Log on to the website listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the on screen instructions.

2.	VOTE BY TOUCH-TONE TELEPHONE

Call the toll free number listed on your proxy card. Please have your proxy card in hand to access your control number (located in the box) and follow the recorded instructions.

3.	VOTE BY MAIL

Complete, sign and date the enclosed proxy card(s) then return them in the enclosed postage paid envelope.

Thank you for your prompt attention to this matter.